CLIENT SERVICES AGREEMENT- AMENDMENT

THIS AMENDMENT is entered into this 19th day of August, 2013 between Owings-1, LLC (“Owings”) and EDGARizing Solutions, Inc (“EDGARizing Solutions”).

WHEREAS, Section 6(b) of the Client Services Agreement dated May 10, 2013 between Owings-1 and EDGARizing Solutions provides for the possibility that EDGARizing Solutions shall compensate Owings-1 in stock for Owings-1’s services;

Owings-1 and EDGARizing Solutions hereby agree that Owings-1 shall not be compensated by any shares of stock in EDGARizing Solutions;

Owings-1 shall be compensated in cash as described in Section 6(a) of the Client Services Agreement.

All other provisions of the existing Client Services Agreement shall remain in effect.

WHEREFORE, the parties have executed this agreement as of the date first mentioned above.

OWINGS-1, LLC

By:  /s/Mark Johnson
        Mark Johnson, Managing Member

EDGARIZING SOLUTIONS, INC.

By: /s/Jerry Gruenbaum
       Jerry Gruenbaum, President